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                                    PROXY                           EXHIBIT 99.1

                        FIRST NATIONAL BANK OF PONTOTOC
                        ____________, ____________, 1997
                        SPECIAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints William W. Anderson and Julie Henry, or either of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of First National Bank of Pontotoc (the "Bank") that the undersigned is entitled to vote at the special meeting of the shareholders of the Bank to be held on ____________, ____________, 1997, and at any and all adjournments thereof.

1. A proposal to approve a Plan of Reorganization and Agreement of Merger (the "Plan") pursuant to which, among other things: (i) Pontotoc BancShares Corp., a Mississippi corporation (the "Company"), will become the holding company of the Bank as further described in the accompanying proxy statement; and (ii) on the effective date of the Plan, each outstanding share of common stock of the Bank (other than shares of common stock of the Bank already owned by the Company) will be converted into the right to receive 10 shares of common stock of the Company.


               FOR  ____       AGAINST  ____       ABSTAIN  ____

2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                    THIS PROXY WILL BE VOTED AS SPECIFIED.
       IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR
                             APPROVAL OF THE PLAN.

Please date and sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized person. If a partnership, please sign in partnership name by the authorized person(s).

Dated:  ___________, 1997
                                                ______________________________
                                                Signature of Shareholder


                                                ______________________________
                                                (Capacity, if applicable)


_________________________                       _______________________________
Please Print Name(s)                            Signature (if jointly owned)


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO THE
                  BANK PROMPTLY USING THE ENCLOSED ENVELOPE.